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                                                                   EXHIBIT 10.55

                            FIRST AMENDMENT TO LEASE
                            ------------------------

I.   PARTIES AND DATE.

     This First Amendment to Lease (the "First Amendment") dated July 2, 1996, is by and between THE IRVINE COMPANY, a Michigan corporation ("Landlord"), and PAN AMERICAN BANK, FSB, a Delaware corporation ("Tenant").

II.  RECITALS.

     On January 18, 1996, Landlord and Tenant entered into an office space lease ("Lease") for space in a building located at 17752 Skypark Circle, Suite 160, Irvine, California.

     Landlord and Tenant each desire to modify the Lease to change the location of the Premises to space located at 17744 Skypark Circle, Suite 165, Irvine, California comprising approximately 5,546 rentable square feet ("Suite 165"), extend the Lease Term, adjust the Basic Rent, and make such other modifications as are set forth in "III. MODIFICATIONS" next below. For purposes of this First Amendment, Suite 160 located at 17752 Skypark Circle shall be referred to as the "Original Premises."

III  MODIFICATIONS.

     A.   Premises.  Effective as of the Commencement Date for Suite 165, all
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references to the "Premises" under the Lease shall be amended to refer to Suite
165 as described in this First Amendment.

     B.   Basic Lease Provisions.  The Basic Lease Provisions are hereby amended
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as follows:

          1. Effective as of the Commencement Date for Suite 165, Item 2 shall be deleted in its entirety and the following shall be substituted in lieu therefor:

               "2. Premises: Suite No. 165 (the Premises are more particularly described in Section 2.1).
               Address of Building: 17744 Skypark Circle, Irvine, CA 92174 Project Description: Skypark"

          2. Item 4 is hereby amended by adding the following:

               "Estimated Commencement Date for Suite 165:  August 1, 1996"

          3. Item 5 is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

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               "5.  Lease Term:  The Term of this Lease shall expire sixty (60)
     months following the Commencement Date for Suite 165."

          4. Effective as of the Commencement Date for Suite 165, Item 6 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               "6. Basic Rent: Six Thousand Three Hundred Seventy-Eight Dollars ($6,378.00) per month.

               Rental Adjustment:  None."

          5. Effective as of the Commencement Date for Suite 165, Item 7 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               "7. Property Tax Base: The Property Taxes per rentable square foot actually incurred by Landlord during its fiscal year ending June 30, 1997.

               Building Cost Base: The Building Costs per rentable square foot actually incurred by Landlord during its fiscal year ending June 30, 1997."

          6. Effective as of the Commencement Date for Suite 165, Item 8 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               "8. Floor Area of Premises: approximately 5,546 rentable square feet."

          7. Item 9 is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

               "9.  Security Deposit: $7,015.00."

          8. Effective as of the Commencement Date for suite 165, Item 12 shall be amended by deleting Tenant's Notice Address therefrom and substituting the following in lieu thereof:

                    "United Auto Credit Corporation
                    17744 Skypark Circle
                    Suite 165
                    Irvine, CA 92714"

     C.   Operating Expenses.  Notwithstanding any contrary provision in the
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Lease, Landlord hereby agrees that Tenant shall not be obligated to reimburse
Landlord for

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Operating Expenses accruing during the initial twelve (12) months following the
Commencement Date for Suite 165.

     D.   Security Deposit.  Concurrently with Tenant's delivery of this First
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Amendment, Tenant shall deliver the sum of Three Thousand Five Hundred Fifteen
Dollars ($3,515.00) to Landlord, which sum shall be added to the Security Deposit presently being held by Landlord in accordance with Section 4.3 of the Lease.

     E.   Exterior Signage.  Tenant shall have the right to install "eyebrow"
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signage on the exterior of  the Building facing Skypark Circle, together with a small monument sign at the location depicted on Exhibit Y hereto, both of which signs shall consist only of the name "United Auto Credit Corporation." The type, specifications, location and design of such signage shall be subject to the prior written approval of Landlord and the City of Irvine and shall be subject to the Skypark Sign Criteria. Fabrication, installation, insurance, and maintenance of such signage shall be at Tenant's sole cost and expense. Except for the foregoing, no sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without the prior consent of Landlord. Tenant's signage right shall belong solely to Pan American Bank, FSB, a Delaware corporation and may not be transferred or assigned without Landlord's prior written consent, which may be withheld by Landlord in Landlord's sole discretion. In the event Tenant, exclusive of any subtenant(s), fails to occupy the entire Premises, then Tenant shall, within thirty (30) days following notice from Landlord, remove the exterior signage at Tenant's expense, and Tenant shall in any event remove such signage promptly following the expiration or earlier termination of the Lease. In addition, should the existence of Tenant's monument sign interfere with Landlord's ability to obtain Permission from applicable governmental authorities to install other monument signs for the Project, then Tenant shall promptly remove its monument sign following notice thereof from Landlord. Any such removal shall be at Tenant's sole expense, and Tenant shall bear the cost of any resulting repairs to the Building or Project that are reasonable necessary due to the removal.

     F.   Floor Plan of Premises.  Effective as of the Commencement Date for
          ----------------------
Suite 165, Exhibit A attached to the Lease is deleted and is substituted by the Revised Exhibit A attached to this First Amendment.

     G.   Parking.  Notwithstanding any contrary provision in Exhibit C to the
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Lease, "Parking," Landlord hereby agrees that provided Tenant is not in default under the Lease, the monthly stall charge for the unreserved parking spaces allotted therein to Tenant's employees shall he waived during the initial sixty
(60) months following the Commencement Date for Suite 165.

     H.   Tenant Improvements.  Landlord shall complete the tenant improvement
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work for Suite 165 as set forth in Exhibit X, Work Letter, attached hereto.

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     I.   Termination of-the-Original Premises.  Landlord and Tenant agree that
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the rights and obligations of the parties under the Lease with respect to the
Original Premises shall terminate in their entirety, effective as of midnight on the day preceding the Commencement Date for Suite 165, provided that such termination shall not relieve Tenant of (a) any accrued obligation or liability under the Lease with respect to the Original Premises as of said termination date, or (b) any obligation under the Lease with respect to the original Premises which was reasonably intended to survive the expiration or termination thereof. Tenant understands and agrees that it shall completely vacate the Original Premises by midnight on the day preceding the Commencement Date for Suite 165 and shall remove all property therefrom in accordance with the provisions of Section 15.3 of the Lease.

     J.   Contingency.  Tenant understands and agrees that the effectiveness of
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this First Amendment is contingent upon the mutual execution and deliver of a lease surrender and termination agreement between Landlord and Cornelia Dirpes, an individual, the current tenant in possession of Suite 165.

     K.   Subtenancy.  Landlord acknowledges that all or a portion of the
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Premises shall be subleased by Tenant to its subsidiary, United Auto Credit
Corporation.

     L.   Right to Extend.  Provided that Tenant is not in default under any
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provision of the Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant has not assigned its interest in the Lease, Tenant may extend the Term of the Lease for one (1) period of sixty (60) months.
Tenant shall exercise its right to extend the Term by and only by (i) delivering to Landlord, not less than one hundred eighty (180) days or more than two hundred forty (240) days prior to the expiration date of the Term, Tenant's written notice of its commitment to extend (the "Commitment Notice") and (ii) returning to Landlord, within fifteen (15) days after receipt, an executed amendment to this Lease (to be prepared by Landlord upon receipt of the Commitment Notice) setting forth the Basic Rent and other charges payable during the extension term. The Basic Rent payable under the Lease during any extension of the Term shall be at the rate Landlord is then receiving for recent leases of comparable and similarly improved space within the Project on the date of the Commitment Notice, as reasonably determined by Landlord. In no event shall the Basic Rent payable at the commencement of any extension period be less than the Basic Rent payable during the month immediately preceding the commencement of such extension period. If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single sixty (60) month extension created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to the Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.

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IV.  GENERAL.

     A.   Effect of Amendments.  The Lease shall remain in full force and effect
          --------------------
except to the extent that it is modified by this Amendment.

     B.   Entire Agreement.  This Amendment embodies the entire understanding
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between Landlord and Tenant with respect to the modifications set forth in "III.
MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

     C.   Counterparts.  If this Amendment is executed in counterparts, each is
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hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

     D.   Defined Terms.  All words commencing with initial capital letters in
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this Amendment and defined in the Lease shall have the same meaning in this
Amendment as in the Lease, unless they are otherwise defined in this Amendment.

     E.   Corporate and Partnership Authority.  If Tenant is a corporation or
          -----------------------------------
partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

     F.   Attorneys' Fees.  The provisions of the Lease respecting payment of
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attorneys' fees shall also apply to this Amendment.

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V.   EXECUTION.

          Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:                                TENANT:

THE IRVINE COMPANY,                      PAN AMERICAN BANK, FSB
a Michigan corporation                   a Delaware corporation



By /s/ WILLIAM R. HALFORD                By /s/ LAWRENCE J. GRILL
  ----------------------------------       -----------------------------------
  William R. Halford, Vice President
  and General Manager, Irvine Office     Title   President
  Company, a division of The Irvine           --------------------------------
  Company


By /s/ JOHN C. TSU                       By /s/ ANDREE B. MOORE
  ----------------------------------       -----------------------------------
  John C. Tsu,
  Assistant Secretary                    Title   Assistant Secretary
                                              --------------------------------

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                                   EXHIBIT X

                           WORK LETTER/BUILD TO SUIT

     Landlord hereby agrees to complete the tenant improvement work for Suite 165 as shown in the space plan (the "Plan") prepared by Gensler & Associates, dated April 26, 1996, with revisions dated May 10, 1996. Landlord's total contribution for the tenant improvements, inclusive of space planning costs and Landlord's construction management fee, shall not exceed Seventy-Four Thousand Three Hundred Forty-Two Dollars (($74,342.00) ("Landlord's Contribution"), and any additional cost shall be borne solely by Tenant and reimbursed to Landlord upon demand.

     Notwithstanding the foregoing; in the event that the total cost of the improvement work exceeds the Landlord's Contribution, then Landlord shall fund the excess up to a total of Twenty-Five Thousand Six Hundred Thirty-Five Dollars ($25,635.00) (the "Advance"). The Advance shall be deemed a loan to Tenant and shall bear interest at the rate of ten percent (10%) per annum. The Advance shall be repaid by Tenant as additional rent in equal fully amortized monthly installments during the sixty (60) month period following the Commencement Date for Suite 165. The first installment shall be due on the Commencement Date for Suite 165 with subsequent installments due on the first day of each month thereafter. If requested by Landlord, the amount of such installments shall be memorialized on a form provided by Landlord. Should this Lease terminate prior to the date the Advance is repaid in full, all unpaid principal and interest shall be immediately due and payable.

     At Tenant's request, Landlord shall submit the tenant improvement work to a competitive bidding process involving three (3) general contractors selected by Landlord, one of which shall be Parkinson/Hatch. Unless otherwise specified in the Plan or hereafter agreed in writing by Landlord, all materials and finishes utilized in constructing the tenant improvements shall be Landlord's building standard. Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion, Tenant shall respond in writing, as appropriate, within five (5) working days unless a shorter period is provided herein. Tenant shall not unreasonably withhold its approval of any matter, and any disapproval shall be limited to items not previously approved by Tenant in the Plan or otherwise.

     In the event that Tenant requests in writing a revision in the Plan or in any other plans hereafter approved by Tenant, then provided such change request is acceptable to Landlord, Landlord shall advise Tenant by written change order of any additional cost and/or Tenant Delay (as defined below) such change would cause. Tenant shall approve or disapprove such change order in writing within two (2) days following its receipt. Tenant's approval of a charge order shall not be effective unless accompanied by payment in full of the additional cost of the tenant improvement work resulting from the change order. It is understood that Landlord shall have no obligation to interrupt or modify the tenant improvement work pending Tenant's approval of a change order.

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     Notwithstanding any provision in the First Amendment of this Work Letter to the contrary, if Tenant fails to comply with any of the time periods specified in this Work Letter, requests any changes to the work, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the tenant improvements or the issuance of an occupancy certificate (any of the foregoing being referred to in this Work Letter as a "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses and the Commencement Date for Suite 165 shall be deemed to have occurred for all purposes, including Tenant's obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver Suite 165 to Tenant but for the collective Tenant Delays. In no event, however, shall such date be earlier than the Estimated Commencement Date for Suite 165 as set forth in the First Amendment.

     Landlord shall permit Tenant and its agents to enter Suite 165 prior to the Commencement Date for Suite 165 in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord's prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter Suite 165 prior to the Commencement Date for Suite 165 is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant's contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the Provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in Suite 165 extend the Commencement Date for Suite 165 beyond the date that Landlord has completed its tenant improvement work and tendered Suite 165 to Tenant.

     Tenant hereby designates Ray Thousand, Telephone No. (714) 224-1900, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given by Tenant. Tenant may amend the designation or its construction representative(s) at any time upon delivery of written notice to Landlord.

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